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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 17, 1997


                         Connectivity Technologies Inc.
             (Exact name of registrant as specified in its charter)


      Delaware                       0-12113                     94-2691724
  (State or other                  (Commission                (IRS Employer
  jurisdiction of                  File Number)             Identification No.)
  incorporation)


      667 Madison Avenue, New York, New York                       10021
     (Address of principal executive offices)                   (zip code)


       Registrant's Telephone Number, including Area Code: (212) 644-8880


                                       N/A
          (Former name or former address, if changed since last report)
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ITEM 5.     OTHER EVENTS.

            Connectivity Technologies Inc. (the "Company") anticipates that it will incur a charge to its earnings of approximately $300,000 to $400,000 in the fourth quarter of 1997 as a result of accounts receivable adjustments.

            In addition, the sharp drop in the worldwide prices for copper, the Company's principal raw material, may result in an inventory write-down as of year-end but the requirement for such a write-down and the amounts, if any, that would be involved cannot now be determined.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            None



SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

            This Report contains, in addition to historical information, forward-looking statements particularly in reference to the amount of any anticipated write-downs. These forward looking statements are subject to risks and uncertainties, and actual results could differ materially from those set forth in the forward-looking statements.


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                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CONNECTIVITY TECHNOLOGIES INC.
                                                (Registrant)



Dated:  December 16, 1997                       By:  /s/ James Hopkins
                                                    ----------------------------
                                                     Name: James Hopkins
                                                     Title: President and
                                                            Chief Executive
                                                            Officer



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